UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): May 13, 2016

CATALYST PHARMACEUTICALS, INC.

(Exact Name Of Registrant As Specified In Its Charter)

Delaware	001-33057	76-0837053
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

355 Alhambra Circle Suite 1250 Coral Gables, Florida		33134
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (305) 420-3200

Not Applicable

Former Name or Former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 13, 2016, as described below, the Company completed a reduction in force. As part of its reduction in force, the Company terminated the employment of its Chief Commercial Officer, Paul J. Merrigan. Pursuant to a letter agreement that was entered into when he joined the Company, Mr. Merrigan will receive severance equal to one year of his base salary, payable as if he had remained an employee of the Company during such period.

Item 8.01	Other Events

On May 17, 2016, the Company issued a press release announcing that it has completed a reduction in workforce in which the Company eliminated approximately 30% of its workforce. The reduction in workforce affected employees from the Company’s commercial team and was part of the Company’s ongoing efforts to conserve cash as it works to complete the requirements for an NDA submission of Firdapse® (amifampridine phosphate) for the treatment of Lambert-Eaton myasthenic syndrome (LEMS) and congenital myasthenic syndromes (CMS).

A copy of the press release is attached hereto as Exhibit 99.1.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

99.1	Press release issued by the Company on May 17, 2016.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Catalyst Pharmaceuticals, Inc.

By:	/s/ Alicia Grande
Alicia Grande Vice President, Treasurer and CFO

Dated: May 17, 2016